UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2017

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

As previously disclosed, the board of directors of Global Net Lease, Inc. (the “Company”) authorized, and the Company declared, an annualized dividend of $2.13 per share per annum or $0.5325 per share on a quarterly basis (as adjusted to reflect the Company’s reverse stock split completed on February 28, 2017). On March 27, 2017, the Company issued a press release announcing that on April 13, 2017, May 15, 2017 and June 15, 2017, the Company will pay a dividend of $0.1775 per share to stockholders of record as of the close of business on April 7, 2017, May 8, 2017 and June 8, 2017, respectively. Dividends will be paid on a monthly basis to stockholders of record at the close of business on the 8th day of each month, payable on the 15th day of such month, in each case, unless such date is a non-business day.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer and President